Announces the Acquisition of: May 5, 2014 Exhibit 99.1

Forward Looking Statements

Diluted Transaction Value Calculation
(1) As of 5/2/2014
(2) Includes common shares outstanding, fully converted Series A Preferred and Series B Preferred shares, restricted stock awards, and dilutive effect of rolled options and warrants
(3) Fully diluted shares outstanding multiplied by implied offer price of $12.36
(4) Based on the consideration of $2.94 for each Series B warrant
(in millions except per share data)
Diluted Transaction Value Calculation
Merger Consideration:
Stock Exchange Ratio 0.450 x
BMTC Stock Price
(1)
$27.46
Implied Offer Price Per Share $12.36
.
BMTC Shares Issued:
Continental Fully Diluted Shares Outstanding
(2)
8.7
Stock Exchange Ratio 0.450 x
Number of BMTC Shares to be Issued to Continental 3.9
Diluted Transaction Value:
Transaction Value to Fully Diluted Shares
(3)
$107.3
In-the-money Series B Preferred Warrants Value cashed-out
(4)
$1.3
Diluted Transaction Value $108.6
BRYN MAWR BANK CORPORATION

BRYN MAWR BANK CORPORATION

Transaction Multiples
Note: Continental data per SNL Financial and Company documents
(1)
(2)
(3)
Exchange Ratio 0.450 x
Implied Offer Price Per Share $12.36
Special Dividend Per Share $0.15
Implied Offer Price Per Share with Special Dividend
(1)
$12.50
Diluted Transaction Value ($mm) $108.6
Special Dividend ($mm) $1.3
Diluted Transaction Value with Special Dividend ($mm)
(1)
$109.8
Book Value
Tangible Book Value ($7.05)
(2)
1.77 x
Deposits
Core Deposit Premium
(3)
13.1%
Pro Forma Ownership
Ownership at 100.0% stock / 0.0% cash
BMTC 77.8%
Continental 22.2%
As of 12/31/2013
As of 12/31/2013; Equal to diluted transaction value minus Continental tangible common equity as a percentage of core deposits; Core deposits defined as total deposits less
Continental time deposits greater than $100,000
Note: Differences due to rounding
BRYN MAWR BANK CORPORATION
Implied offer price per share and diluted transaction value with $1.3 million special dividend distribution